


<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the
Consolidated Balance Sheet and Statement of Consolidated Capitalization as of
March 31, 2000 and the related Statement of Consolidated Operations,
Comprehensive Income, Retained Earnings and Cash Flows for the three months ended March 31, 2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>        0000918040
<NAME>       Unicom Corporation
<MULTIPLIER>   1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                        DEC-31-2000
<PERIOD-START>                           JAN-01-2000
<PERIOD-END>                             MAR-31-2000
<BOOK-VALUE>                                PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                 12,098,852
<OTHER-PROPERTY-AND-INVEST>                3,288,734
<TOTAL-CURRENT-ASSETS>                     4,095,177
<TOTAL-DEFERRED-CHARGES>                           0<F1>
<OTHER-ASSETS>                             1,673,127
<TOTAL-ASSETS>                            21,155,890
<COMMON>                                   4,975,791
<CAPITAL-SURPLUS-PAID-IN>                          0
<RETAINED-EARNINGS>                          484,896
<TOTAL-COMMON-STOCKHOLDERS-EQ>             3,932,138<F2>
<PREFERRED-MANDATORY>                              0
<PREFERRED>                                    1,678<F3>
<LONG-TERM-DEBT-NET>                       6,965,357<F4>
<SHORT-TERM-NOTES>                                 0<F1>
<LONG-TERM-NOTES-PAYABLE>                          0<F1><F4>
<COMMERCIAL-PAPER-OBLIGATIONS>                     0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>                684,162
<PREFERRED-STOCK-CURRENT>                     69,475
<CAPITAL-LEASE-OBLIGATIONS>                  132,105
<LEASES-CURRENT>                             140,861
<OTHER-ITEMS-CAPITAL-AND-LIAB>             9,230,114<F5>
<TOT-CAPITALIZATION-AND-LIAB>             21,155,890
<GROSS-OPERATING-REVENUE>                  1,657,786
<INCOME-TAX-EXPENSE>                          27,910
<OTHER-OPERATING-EXPENSES>                 1,387,763
<TOTAL-OPERATING-EXPENSES>                 1,415,673
<OPERATING-INCOME-LOSS>                      242,113
<OTHER-INCOME-NET>                            85,558<F6><F7>
<INCOME-BEFORE-INTEREST-EXPEN>               327,671
<TOTAL-INTEREST-EXPENSE>                     135,334
<NET-INCOME>                                 192,337
<PREFERRED-STOCK-DIVIDENDS>                        0<F6>
<EARNINGS-AVAILABLE-FOR-COMM>                192,337
<COMMON-STOCK-DIVIDENDS>                      71,062
<TOTAL-INTEREST-ON-BONDS>                          0<F8>
<CASH-FLOW-OPERATIONS>                     (367,865)
<EPS-BASIC>                                     1.01
<EPS-DILUTED>                                   1.00

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> Includes $8,569 thousand for other comprehensive income and deductions of
     $72 thousand for preference stock expense of ComEd and $1,537,046 thousand for treasury stock.

<F3> Preferred and preference stock of ComEd.

<F4> $3,695,462 thousand of notes, guaranteed senior notes and transitional trust notes are included in LONG-TERM-DEBT-NET.

<F5> Includes $350,000 thousand of ComEd-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely ComEd's subordinated debt securities.

<F6> A $1,222 thousand provision for preferred and preference stock dividends of
     ComEd and $7,428 thousand provision for preferred securities dividends of subsidiary trusts holding solely ComEd's subordinated debt securities are included in OTHER-INCOME-NET.

<F7> Includes an extraordinary loss of $2,744 thousand related to the early redemption of long-term debt for the first quarter of 2000.

<F8> This item is not disclosed as a separate line item on the Statement of
     Consolidated Operations.


